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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of First Palm Beach Bancorp, Inc. on Form S-8 of our report dated December 10, 1996 appearing in First Palm Beach Bancorp, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996, and the reference to us under the heading "Experts" in the Prospectus for the First Palm Beach Bancorp, Inc. 1993 Incentive Stock Option Plan.





DELOITTE & TOUCHE LLP
Certificate Public Accountants
West Palm Beach, Florida
May 12, 1997